As filed with the Securities and Exchange Commission on October 30, 1996
                                                Registration No. 33-

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     -----------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          EXECUTIVE TELECARD, LTD.
           (Exact name of registrant as specified in its charter)

           Delaware                          13-3486241
   (State of incorporation)           (I.R.S. Employer ID No.)

                       One Blue Hill Plaza, Suite 1650
                 P.O. Box 1769, Pearl River, New York  10965
             (Address of Principal Executive Offices) (Zip Code)

               DIRECTORS AND EMPLOYEES 1993 STOCK OPTION PLAN
           1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN
          1995 DIRECTORS STOCK OPTION AND APPRECIATION RIGHTS PLAN
                          (Full title of the plans)

                               Robert N. Schuck
                          Executive Telecard, Ltd.
               One Blue Hill Plaza, Suite 1650, P.O. Box 1769
                        Pearl River, New York  10965
                   (Name and address of agent for service)

                               (914) 627-2060
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

   Title of      Amount   Proposed maximum  Proposed maximum  Amount of
securities to     to be       offering          aggregate   registration
 be registered registered  price per share   offering price      fee
Common Stock
$0.001 Par
Value Per
Share           1,340,594    $9.0156<FN1>   $12,086,259.26   $3,662.50

Common Stock
$0.001 Par
Value Per
Share            829,406    Various<FN2>     $4,670,210.44   $1,415.22

Total           2,170,000                   $16,756,469.70   $5,077.72

(1) Computed on the basis of the last price reported to the National Association of Securities Dealers Automated Quotation System on October 28, 1996, solely for purposes of calculating the filing fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

(2) Computed on the basis of the actual exercise price per share for options previously granted, solely for purposes of calculating the filing fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information

          The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission are incorporated by reference in this Registration Statement:

          (1) The Registrant's Form 10-K filed for the year ended March 31, 1996, as amended on Form 10-K/A filed on September 13, 1996.

          (2)  The Registrant's Form 10-Q for the quarter ended June 30,
               1996.

          (3) All other documents filed by Registrant under Sections 13(a), and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the report referred to in (1) above;

          (4) The section entitled "Description of Securities to be Registered" contained in the Registrant's registration statement on Form 8-A, File No. 0-23866, filed on March 30, 1989 and as amended on Form 8 on April 14, 1989 pursuant to
               Section 12(g) of the Exchange Act.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Officers and Directors.

          The Registrant's Certificate of Incorporation and Bylaws and the laws of the State of Delaware provide for indemnification of officers and directors of the Registrant, made a party to a proceeding because they were an officer or director of the Company, against all expenses, liability, loss, judgments, fines and amounts paid in settlement incurred in connection with proceedings, whether civil, criminal, administrative, or investigative, provided that it is determined that they acted in good faith, that, in the case of their official capacity with the Company, they reasonably believed that their conduct was in the Company's best interests or, in all other cases, that their conduct was at least not opposed to the Company's best interests, and, in any criminal matter, that they had reasonable cause to believe that their conduct was not unlawful.

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(d) or Section 15(a) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

               (2) That the purpose for determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on October 28, 1996.

                               EXECUTIVE TELECARD, LTD.

                               By:/s/Anthony Balinger
                                Anthony Balinger, President and
                                Principal Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:  October 28, 1996        By:/s/Anthony Balinger
                                Anthony Balinger, Director

Dated:  October 28, 1996        By:/s/Edward J. Gerrity, Jr.
                                Edward J. Gerrity, Jr., Chairman and
                                Director

Dated:  October 28, 1996        By:/s/Allen Mandel
                                Allen Mandel, Executive Vice President and
                                Principal Financial Officer

Dated:  October 28, 1996        By:/s/Timothy A. Peach
                                Timothy A. Peach, Controller, Principal
                                Accounting Officer

Dated:  October 28, 1996        By:/s/Stig Sonnerberg
                                Stig Sonnerberg, Director

Dated:  October 28, 1996        By:/s/Richard A. Krinsley
                                Richard A. Krinsley, Director

Dated:  October 28, 1996        By:/s/David W. Warnes
                                David W. Warnes, Director

Dated:  October 28, 1996        By:/s/Ebrahim Ali Abdul Aal
                                Ebrahim Ali Abdul Aal, Director

                                EXHIBIT INDEX


Exhibit
Number                          Exhibit                  Method of Filing
4.1a      Restated (and Amended) Certificate of
          Incorporation dated October 28, 1988
          (incorporated by reference from Exhibit 3.1
          of the Registrant's Registration Statement
          on Form S-3, SEC reference No. 33-67136).          --

4.1b      Amendment to Certificate of Incorporation    Filed herewith
          dated July 31, 1996.                         electronically

4.1c      Amendment to Certificate of Incorporation    Filed herewith
          dated September 12, 1996.                    electronically

4.2       Bylaws (incorporated by reference from
          Exhibit 3.2 of the Registrant's
          Registration Statement on Form S-3,
          SEC reference No. 33-67136).                       --

4.3a      Directors and Employees 1993                 Filed herewith
          Stock Option Plan                            electronically

4.3b      1995 Employee Stock Option and
          Appreciation Rights Plan dated               Filed herewith
          December 14, 1995.                           electronically

4.3c      1995 Directors Stock Option and
          Appreciation Rights Plan                     Filed herewith
          dated December 14, 1995.                     electronically

5.1       Opinion of Gorsuch Kirgis L.L.C.
          regarding legality of shares being           Filed herewith
          issued.                                      electronically

23.1      Consent of BDO Seidman, LLP.                 Filed herewith
                                                       electronically

23.2      Consent of Goldstein, Karlewicz              Filed herewith
          & Goldstein LLP.                             electronically

23.3      Consent of Gorsuch Kirgis L.L.C.
          (contained in its opinion as Exhibit 5.1).         --